UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 18, 2008

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OMNI FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Georgia	001-33014	58-1990666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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Six Concourse Parkway, Suite 2300, Atlanta, Georgia 30328
 (Address of principal executive offices)
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(770) 396-0000
(Registrant’s telephone number, including area code)
_______________________________

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 18, 2008, Omni Financial Services, Inc. (the “Company”) received a letter from the Hearings Panel of The Nasdaq Stock Market (“Nasdaq”) acknowledging the Company’s decision to delist its common stock from Nasdaq and stating that the Panel has determined to delist the Company’s common stock, with trading being suspended effective at the open of trading on Tuesday, July 22, 2008.  Nasdaq will file a Form 25 with the Securities and Exchange Commission to complete the delisting, and the delisting will become effective ten days after the Form 25 is filed.  The Company issued a press release reporting Nasdaq’s action on July 18, 2008, and a copy of the press release is furnished as Exhibit 99.1.

The Company has previously reported its receipt of a notice from Nasdaq indicating that the Company is not in compliance with Marketplace Rule 4310(c)(14), which requires timely filing of periodic reports with the SEC.  After a hearing, the Panel issued a decision granting the Company continued listing contingent upon its filing its Annual Report on Form 10-K for the year ended December 31, 2007 (the “10-K”) by July 15, 2008 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 by August 15, 2008.  On July 14, 2008, the Company notified the Panel that it would not be in a position to file the 10-K by July 15, 2008 and that the Board of Directors had voted to voluntarily delist.  Following receipt of this notice, the Panel determined to delist the Company’s common stock and suspend trading as described above.

Item 9.01    Financial Statements and Exhibits

     Exhibit 99.1     Press release dated July 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI FINANCIAL SERVICES, INC.

Dated: July 21, 2008	By:	/s/ Constance Perrine
	Name:	Constance Perrine
	Title:	Executive Vice President, Omni Financial Services, Inc. and President, Omni National Bank

EXHIBIT INDEX

Exhibit Number

99.1	Press release dated July 18, 2008.